Exhibit (a)(1)(E)

Offer to Purchase for Cash
by
Rumble Inc.
of
Up to 70,000,000 Shares of its Class A Common Stock
at a Purchase Price of $7.50 per Share, Representing an Aggregate Purchase Price of
Up to $525,000,000

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME,
ON FEBRUARY 4, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED
(SUCH DATE AND TIME, AS IT MAY BE EXTENDED OR TERMINATED,
THE “EXPIRATION TIME”).

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated January 3, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”, which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by Rumble Inc., a Delaware corporation (the “Company”), to purchase for cash up to 70,000,000 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock” or the “Shares”), at a price of $7.50 per Share (the “Purchase Price”), less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

Upon the terms and subject to the conditions of the Offer (including the “odd lot” priority and proration provisions described in the Offer to Purchase), the Company will accept for payment and pay the Purchase Price for all of the Shares validly tendered and not validly withdrawn, subject to the satisfaction or waiver of the conditions to the Offer. If more than 70,000,000 Shares are validly tendered and not validly withdrawn, the Company will purchase Shares as follows:

•        first, the Company will purchase all Shares tendered by any person who owned beneficially or of record a total of fewer than 100 Shares and so certified in the appropriate place on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery (an “Odd Lot Holder”) who:

•        tenders all Shares owned beneficially or of record and does not validly withdraw such Shares (tenders of less than all of the Shares owned by the Odd Lot Holder will not qualify for this preference); and

•        completes the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

•        second, the Company will purchase all other Shares validly tendered (and not validly withdrawn) on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares.

As described in the Offer to Purchase, the Offer will be fully subscribed as a result of the Supporting Stockholder Commitment (as defined in the Offer to Purchase) even if no stockholders other than the Supporting Stockholders (as defined in the Offer to Purchase) elect to tender their Shares in the Offer. In the event of an over-subscription of the Offer, Shares tendered will be subject to the “odd lot” priority and proration provisions described above and, as a result, the Company may not purchase all of the Shares that you tender even if you validly tender them.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.      You may tender your Shares at the Purchase Price, as indicated in the attached Instruction Form, for cash, less any applicable withholding tax and without interest.

2.      You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.      The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to other conditions, including the Strategic Investment Condition (as defined in the Offer to Purchase). See Section 6 of the Offer to Purchase.

4.      The Offer, withdrawal rights and proration period will expire at 5:00 p.m., New York City time, on February 4, 2025, unless the Company extends the Offer. Shares must be properly tendered by the Expiration Time to ensure that at least some of your Shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

5.      As of December 27, 2024, prior to giving effect to the Strategic Investment (as defined in the Offer to Purchase) and the Offer, we had 283,987,373 issued and outstanding shares of Class A Common Stock, assuming the exchange of all issued and outstanding exchangeable shares of the Company’s subsidiary 1000045728 Ontario Inc., which are exchangeable on a one-for-one basis for shares of Class A Common Stock, and including all issued and outstanding shares subject to an escrow restriction under our Business Combination Agreement (as defined in the Offer to Purchase). Upon the consummation of the Strategic Investment (as defined in the Offer to Purchase) (the completion of which is a condition to the consummation of this Offer), we will issue 103,333,333 new shares of Class A Common Stock to Tether (as defined in the Offer to Purchase), meaning, after giving effect to our purchase of 70,000,000 shares of Class A Common Stock in the Offer, the number of issued and outstanding shares of Class A Common Stock will increase on a net basis by at least 33,333,333 shares, representing an approximate 11.7% increase relative to our issued and outstanding shares of Class A Common Stock as of December 27, 2024 as reported above. Such increase will be higher in the event that holders of our issued and outstanding Company stock options, Company warrants or Company restricted stock units exercise, convert or settle, as applicable, their respective securities in order to participate in the Offer, to the extent that such underlying Shares (which are not counted in our issued and outstanding Shares until the relevant securities are exercised, converted or settled) are tendered in lieu of outstanding Shares. As a result, the proportional holdings of stockholders who choose not to tender their Shares will be diluted.

6.      If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the Shares that you own before the Expiration Time and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered and not validly withdrawn before the Expiration Time.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on February 4, 2025, unless the Offer is extended.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. Validly tendered Shares will be accepted from all holders, wherever located.

The Company’s Board of Directors (our “Board”) has unanimously approved the making of the Offer. However, none of the Company, our Board, the Supporting Stockholders, the Dealer Manager, the Depositary or the Information Agent (each as defined in the Offer to Purchase) makes any recommendation as to whether you should tender or refrain from tendering your Shares or as to how many Shares to tender. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. You should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s purpose for making the Offer. All of the Company’s directors and executive officers are entitled to participate in the Offer on the same basis as all other stockholders and they each have advised the Company that they do not intend to tender any of their Shares in the Offer.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
Rumble Inc. of
Up to 70,000,000 Shares of its Class A Common Stock
at a Purchase Price of $7.50 per Share, Representing an Aggregate Purchase Price of
Up to $525,000,000

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 3, 2024, and the related Letter of Transmittal (which, as they may be amended or supplemented from time to time, together constitute the “Offer”), in connection with the offer by Rumble Inc., a Delaware corporation (the “Company”), to purchase for cash up to 70,000,000 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock” or the “Shares”), at a price of $7.50 per Share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of Shares to be tendered by you for the account of the undersigned: ___________ Shares*

____________

*        Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature:
Name(s):
(Please Type or Print)
Tax Identification or Social Security No.:
Address(es):

(Include Zip Code)
Daytime Area Code and Telephone Number:
Date: